Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-4 of TenX Keane Acquisition of our report dated December 22, 2022, relating to the financial statements of Citius Oncology, Inc. (formerly, Citius Acquisition Corp.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

November 13, 2023